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EXHIBIT 21

SUBSIDIARIES OF THE COMPANY

The following table sets forth the name and state or other jurisdiction of incorporation of the Company's subsidiaries. Except as otherwise indicated, each subsidiary is wholly owned, directly or indirectly, by the Company and does business under its corporate name.

Ciras CV	Netherlands
CPI Packaging, Inc.	Delaware
Cryovac Australia Pty. Ltd.	Australia
Cryovac Brazil Ltd.	Brazil
Cryovac Chile Holdings, LLC	Delaware
Cryovac China Holdings I, Inc.	Cayman Islands
Cryovac Far East Holdings, LLC.	Delaware
Cryovac (Gaoming) Co., Ltd.**	China
Cryovac Holdings, S.A. de C.V.	Mexico
Cryovac, Inc.†	Delaware
Cryovac India Private Limited	India
Cryovac International Holdings, Inc.	Delaware
Cryovac (Malaysia) Sdn. Bhd.	Malaysia
Cryovac Packaging Portugal Embalagens, Lda.	Portugal
Cryovac (Philippines) Inc.	Philippines
Cryovac Poland Holdings, Inc.	Delaware
Cryovac Rigid Packaging Pty. Ltd.	Australia
Cryovac (Singapore) Pte. Ltd.	Singapore
Cryovac Systems (Hong Kong) Limited	Hong Kong
Cryovac (Thailand) Limited	Thailand
Dolphin Packaging (Holdings) Limited	United Kingdom
Dry Chill Pty. Ltd.	Australia
Drypac Pty. Ltd.	Australia
Invertol S.A. de C.V.	Mexico
Kelder Plastibox B.V.	Netherlands
Mipa Srl	Italy
Noja Inmobiliaria, S.A. de C.V.	Mexico
Novofilm Srl	Italy
Omni Supply Inc.**	North Carolina
OOO Sealed Air	Russia
Poly Packaging Systems, Inc.	Delaware
Polymask Corporation*	Delaware
Polypride, Inc.	Delaware
Producembal-Produção de Embalagens, Lda	Portugal
Reflectix, Inc.	Delaware
Sealed Air Africa (Pty) Ltd.	South Africa
Sealed Air AG	Switzerland
Sealed Air Argentina S.A.	Argentina
Sealed Air Australia Pty. Limited	Australia
Sealed Air Brasil Ltda.	Brazil
Sealed Air Belgium nv	Belgium
Sealed Air B.V.	Netherlands
Sealed Air (Canada) Inc.	Canada
Sealed Air Central America, S.A.	Guatemala
Sealed Air Chile Industrial Ltda.	Chile
Sealed Air Colombia Ltda.	Colombia
Sealed Air Corporation (US)	Delaware

Sealed Air de Mexico, S.A. de C.V.	Mexico
Sealed Air Denmark A/S	Denmark
Sealed Air de Venezuela, S.A.	Venezuela
Sealed Air Embalagens Ltda.	Brazil
Sealed Air Finance B.V.	Netherlands
Sealed Air Finance II B.V.	Netherlands
Sealed Air Finance Ireland	Ireland
Sealed Air Foreign Sales Corp.	Barbados
Sealed Air (Gaoming) Packaging Co., Ltd.	China
Sealed Air GmbH	Germany
Sealed Air GmbH	Switzerland
Sealed Air (Greenore) Limited	Ireland
Sealed Air Hellas S.A.**	Greece
Sealed Air Holdings (New Zealand) Limited	New Zealand
Sealed Air (Hong Kong) Limited	Hong Kong
Sealed Air Hungary Ltd.	Hungary
Sealed Air International LLC	England
Sealed Air Italy Srl	Italy
Sealed Air Japan Limited	Japan
Sealed Air Kaustik (Russia)**	Russia
Sealed Air Korea Limited	Korea
Sealed Air Limited	England
Sealed Air Limited	Ireland
Sealed Air LLC	Delaware
Sealed Air Luxembourg S.C.A.	Luxembourg
Sealed Air Luxembourg S.a.r.l.	Luxembourg
Sealed Air Luxembourg (I) S.a.r.l.	Luxembourg
Sealed Air Luxembourg (II) S.a.r.l.	Luxembourg
Sealed Air (Malaysia) Sdn. Bhd.	Malaysia
Sealed Air Management Holding GmbH & Co., KG	Germany
Sealed Air Management Holding Verwaltungs GmbH	Germany
Sealed Air Multiflex GmbH	Germany
Sealed Air Netherlands (Holdings) I B.V.	Netherlands
Sealed Air Netherlands (Holdings) II B.V.	Netherlands
Sealed Air Nevada Holdings Limited	Nevada
Sealed Air (New Zealand) Limited	New Zealand
Sealed Air Norge AS	Norway
Sealed Air Oy	Finland
Sealed Air Packaging Holdings (Israel) Ltd.	Israel
Sealed Air Packaging, S.A.	Spain
Sealed Air Packaging S.A.S.	France
Sealed Air Packaging (Shanghai) Co., Ltd.	China
Sealed Air Packaging Srl	Italy
Sealed Air Peketleme Ticaret Limited Sirketi	Turkey
Sealed Air Peru S.R.L.	Peru
Sealed Air (Philippines) Inc.	Philippines
Sealed Air Polska Sp. z.o.o.	Poland
Sealed Air S.A.S.	France
Sealed Air SEE Ltd.	Greece
Sealed Air (Singapore) Pte. Limited	Singapore
Sealed Air S.L.	Spain
Sealed Air Spain (Holdings) SL	Spain
Sealed Air Srl	Italy
Sealed Air s.r.o	Czech Republic

Sealed Air Svenska AB	Sweden
Sealed Air Systems S.A.	France
Sealed Air Taiwan Limited	Taiwan
Sealed Air (Thailand) Limited	Thailand
Sealed Air Trucking, Inc.	Delaware
Sealed Air Uruguay S.A.	Uruguay
Sealed Air Verpackungen GmbH	Germany
Shanklin Corporation	Delaware
Soinpar Industrial Ltda.	Brazil
Tart s.r.o***	Czech Republic
Tepak S.P.A.	Italy

*    The Company directly or indirectly owns 50% of the outstanding shares.

**  The Company directly or indirectly owns a majority of the outstanding shares.

*** The Company directly or indirectly owns less than 50% of the outstanding shares.

†    Cryovac, Inc. does business in certain states under the name "Sealed Air Shrink Packaging Division."

Certain subsidiaries are omitted from the above table. Such subsidiaries, if considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary as of December 31, 2002.

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EXHIBIT 21
SUBSIDIARIES OF THE COMPANY